EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made as of this 21st day of June 1998, n by and between Utopia Marketing, Inc., a California corporation (hereinafter called the "Company"), and Vance F. Kistler, an individual (hereinafter called the "Employee"). The Company employs Employee upon the terms and conditions set forth below.

Article 1: Employment, Compensation, and Expenses
-------------------------------------------------

     1.1 EMPLOYMENT. The Company employs Employee, and Employee accepts employment with the Company upon all of the terms and conditions described in this Agreement. The Employee's first date of employment shall be July 6, 1998 or two weeks from the date of execution of this Agreement, whichever is later (the "Commencement Date"),

     1.2 WORK RESPONSIBILITIES. Subject to the terms of this Agreement, Employee is employed in the position of Chief Financial Officer, and shall perform the functions and responsibilities of that position. Additional or different duties may be assigned by the Company from time to time, and Employee's position, job descriptions, duties and responsibilities may be modified in the sole discretion of the Company.

    1.3 COMPENSATION. In full compensation for the services rendered by the Employee hereunder, and in consideration for the various restrictions set forth herein, the Company will provide the Employee with the following remuneration and benefits:

             a. Salary/Wages. The Company agrees to pay Employee as follows:

                    (1) $37,500 from the Commencement Date through December 31, 1998.

                    (2) $77,500 per year, from January 1, 1999 through December 31, 1999.

                    2) $80,000 per year, from January 1, 2000 through December 31, 2000.

The amount of salary/wages to be paid after January 1, 2001, if any, is subject to negotiation by the parties.

             b.   Bonus.

                    (1) If the Company achieves shipped sales of six million dollars ($6,000,000) during the period January 1, 1999 through December 31, 1999, Employee will be entitled to a bonus equal to 10% of Employee's salary and wages for the calendar year 1999, to be paid on or before April 15, 2000.



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                    (2)   If the Company achieves"shipped sales' of six
million dollars ($6,000,000) during the period January 1, 2000 through December 31, 2000, Employee will be entitled to a bonus equal to 10% of Employee's salary and wages for the calendar year 2000, to be paid on or before April 15, 2001.

                    (3) Additionally, the Company may grant the Employee, in its sole discretion, an additional bonus at such times and in such amounts as it may deem appropriate.

             c. Stock Option. Employee will receive, on the Commencement Date, a nonqualified option to purchase 150,000 shares of the Company's Common Stock, at the lowest trading price on the Stock Exchange during the twelve mouth period prior to the date of vesting; provided, however, in no event shall the option price be less than $.10 per share. The option to purchase shall vest, as to the first 50,000 shares, on June 30, 1999; as to the second 50,000 shares, on June 30, 2000: and as to the last 50,000 shares, on June 30, 2001; provided however, that the Employee must be employed by the Company for the options described herein to vest. ,

             d.     Employment Benefits.

                    (1) Health and Welfare Plans. Employee shall elect, pursuant to the terms of the Consolidated Omnibus Budget Reconciliation Act ("COBRA"), temporary health care continuation coverage, the cost of which sha11 be fully reimbursed by the Company. At the Company's election, Employee may be required to terminate such continuation coverage in order to participate in the Company's employee retirement and welfare plan or another such plan.

Upon the Company's establishment of an employee retirement and welfare plan, the Employee will be eligible to participate in all such plans, subject to any applicable waiting periods. Employee's rights or those of Employee's dependents under any benefits policies or plans shall be governed solely by the terms of such policies or plans. The Company reserves to itself, or its designated administrators, exclusive authority and discretion to determine all issues of eligibility, interpretation and administration of each such benefit plan or policy. The Company's employment benefits, and policies related thereto, are subject to termination, modification or limitation at the Company's sole discretion.

                            (a)     Section 401(k) Plan. The Company will
utilize its best efforts to establish a Section 401(k) non-contributory plan by November 15, 1998, provided that the Company may do so without incurring substantial expense.



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                    (2)    Vacation.  The Employee will be entitled to paid
vacation each year, to be taken in such period and at such time us it consistent with Utopia's business and the Employee's duties.

                            (a)     During the first twelve months of
employment, Employee shall be entitled to five (5) days of vacation, to be accrued on a monthly basis.

                            (b)     During the second twelve months of
employment, Employee, shall be entitled to ten (10) days of vacation, to be accrued on a monthly basis.

                            (c)     During the third twelve months of
employment, Employee shall be entitled to fifteen (15) days of vacation, to be accrued on a monthly basis.

                    (3) Parking Space. The Company will provide, at its own cost, a parking space at the Company's facility, for the Employee's sole use and enjoyment.

                    (4) Continuing Education. The Company will reimburse reasonable and necessary expenses, not to exceed $1,000 per calendar year, incurred in connection with Employee's CPE. Employee shall not attend such courses during regular business hours without the Company's knowledge and consent.

                    (5) Hold Harmless. The Company shall hold employee harmless from damages incurred in any suit, claim or legal action arising out of Employee's performance of his duties hereunder. However, under no circumstance will the Company hold Employee harmless tom damages arising from acts of employment discrimination or harassment, or acts that constitute a violation of any federal, state or local law or regulation.

                    (6) Other Benefits. On the Commencement Date, the Employee will be eligible to participate in all other employee benefits plans, such as but not limited to holidays and leaves of absence, if any, which are available to employees of the Company generally, in accordance with any policies, procedures, or benefit plans adopted by the Company from time to time during the existence of this Agreement.

             e. Total Compensation. Employee agrees that the compensation stated above constitutes the full and exclusive monetary consideration and compensation for all services rendered under than Agreement and for all promises and obligations under this Agreement.

     1.4 BUSINESS EXPENSES. The Company shall pay Employee's reasonable business expenses, including expenses incurred for travel on Company business, in accordance with the policies and procedures of the Company, as may be adopted or amended from time to time at the Company's sole discretion. If Employee incurs business expenses under this Agreement, the Employee shall, submit to the Company a monthly request for reimbursement


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together with supporting documentation satisfactory to the Company.

Article 2 -Confidential Information: Post-Employment Obligations
----------------------------------------------------------------

     2.1 COMPANY PROPERTY. All written materials, records, data, and other documents prepared or possessed by Employee during Employee's employment by the Company are the Company's property.
All information, ideas, concepts, improvements, discoveries, and inventions that are conceived, made, developed, or acquired by Employee individu4lIy or in conjunction with others during Employee's employment (whether during business hours and whether on Company's premises or otherwise) which relate to Company business, products, or services are the Company's sole and exclusive property. All memoranda, notes, records, files, correspondence. drawings. manuals, models, specifications, computer programs, maps, and all other documents, data, or materials of any type embodying such information, ideas, concepts, improvements, discoveries, and inventions are Company property. At the termination of Employee's employment with the Company for any reason, Employee shall return all of the Company's documents, data, or other Company property to the Company.

     2.2 CONFIDENTIAL INFORMATION, NON-DISCLOSURE. Employee acknowledges that the business of the Company, and its affiliates is highly competitive and that. the Company has provided and will provide Employee with access to Confidential Information relating to the business of the Company and its affiliates. "Confidential information" means and includes the Company's confidential and/or proprietary information and/or trade secrets that have been developed or used and/or will be developed and that cannot be obtained readily by third parties from outside sources. Confidential Information includes, by way of example and without limitation, the following: information regarding customers, employees, contractors, and the industry not generally known to the public; strategies, methods, books, records, and documents; technical information concerning products, equipment, services, and processes; procurement procedures and pricing techniques; and the names of and other information concerning customers, investors, and business affiliates.

     Employee agrees that Employee will not, at any time during or after Employee's employment with the Company, make any unauthorized disclosure of any Confidential Information of the Company or its affiliates, or make any use thereof, except in the carrying out of the Employee's employment responsibilities thereunder. Employee also agrees to preserve and protect the confidentiality of third party Confidential Information to the same extent, and on the same basis, as the Company's Confidential Information.

     2.3     NON-SOLICITATION OF CUSTOMERS. For a period of twelve
(12) months following the termination of employment for any reason, Employee will not call on, service, or solicit competing business from customers of the Company or its affiliates with whom Employee, within the previous twenty-four (24) months, (1) had or


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made contact, or (ii) had access to information and files
regarding. These restrictions are limited by geography to the specific places, addresses, or locations where a customer is present and available for soliciting or servicing.

     2.4 NON-SOLICITATION OF EMPLOYEES. During Employee's employment, and for a period of twelve (12) months following the termination of employment for any reason, Employee will not, either directly or indirectly, call on, solicit, or induce any other employee or officer of the Company or its affiliates whom Employee had contact with, knowledge of, or association with in the course of employment with the Company to terminate his or her employment, and will not assist any other person or entity in such a solicitation.

     2.5 WARRANTY AND INDEMNIFICATION. Employee warrants that Employee is not a party to any other restrictive agreement limiting Employee's activities for the Company. Employee further warrants that at the time of the signing of this Agreement, Employee knows of no written or oral contract or of any other impediment that would inhibit or prohibit employment with the Company and that Employee will not knowingly use any trade secret, confidential information, or other intellectual property right of any other party in the performance of Employee's duties hereunder. Employee shall hold the Company harmless from any and all suits and claims arising out of any breach of such restrictive agreement or contracts.

     2.6 EQUITABLE RELIEF. Employee and the Company agree that in the event of a breach or threatened breach by Employee of any paragraph in Article 2 of this Agreement, the Company will not have an adequate remedy at law. Thus, in the event of such a breach or threatened breach, the Company will be entitled to such equitable and injunctive relief as may be available to prevent and restrain Employee from breaching the provisions of any paragraph in Article 2. The availability to obtain injunctive relieve will not prevent the Company from pursuing any other equitable or legal relief, including the recovery of damages from such breach or threatened breach.

Article 3: Termination Of Employment.
-------------------------------------

     3.1 AT-WILL EMPLOYMENT. The Company and Employee acknowledge and agree that Employee's employment is at-will and that either the Company or Employee may, at any time, with or without cause and with or without notice, terminate the employment relationship, including all compensation and benefits under this Agreement.

     3.2 SEVERANCE. Unless the Employee's employment with the Company is terminated by the Company for "cause" (other than death, injury, or illness) or by Employ, the Company shall pay Employee an amount equal to three month's salary and wages, as set forth in Article 2 above, to be paid within two weeks of Employee's termination. For purposes of this Agreement, "Cause" means (1) Nonperformance, defined as the Employee's substantial



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failure to perform his duties or responsibilities, caused by reason other than his death or disability; or (2) Malfeasance, defiled as the Employee's (A) gross negligence, recklessness or malfeasance in the performance of his duties hereunder, (13) committing any criminal act, fraud or other misconduct resulting or intending to result directly or indirectly in gain or personal enrichment at the expense of the Company, (C) conduct that would constitute a breach of the duty of loyalty owed the Company or the employee's fiduciary duties, or (D) engaging in any conduct relating to the business of the Company that could reasonably be expected to have a materially detrimental effect on the Company. For purposes hereof, you will be deemed to have committed an act if, based upon the Company's investigation of the facts, it reasonably concludes that you committed such an act.

Article 4: Miscellaneous
------------------------

     4.1 GOVERNING LAW. This Agreement shall be construed is accordance with and governed by the laws of the State of Florida.

     4.2 INTERPRETATION. This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against either party.

     4.3 HEADINGS- The headings of this Agreement are intended solely for the convenience of reference and should be given no effect in the construction or interpretation of this Agreement.

     4.4 ENTIRE AGREEMENT. This Agreement embodies the complete agreement and understanding of the parties related to Employee's employment by the Company, superseding any and all other prior or contemporaneous oral or written agreements between the parties hereto with respect to the employment of Employee by the Company, and contains all of the covenants and agreements of any kind whatsoever between the parties with respect to such employment. Each party acknowledges that no representations, inducements, promises or agreements, whether oral or written, express or implied, have been made by either party or anyone acting on behalf of a party, that are not incorporated herein and that no other agreement or promise not contained herein shall be valid or binding.

     4.5 MODIFICATION. This Agreement may be amended only by an agreement in writing signed by Employee and the Company.

     4.6 WAIVER. The failure of either patty to insist, in any one or more instances, upon performance of the teens or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted under this Agreement or of the future performance of any such term, covenants or condition.

     4.7 INVALIDITY. Should any provisions) in this Agreement be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall be unaffected and shall



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continue in full force and effect, and the invalid, void or unenforceable provisions) shall be deemed not to be part of this Agreement.

     4.8 VOLUNTARY AGREEMENT. Employee and the Company represent and agree that each has reviewed all aspects of this Agreement, has carefully read and fully understands all provisions of this Agreement, and is voluntarily entering into this Agreement. Each party represents and agrees that such party has had the opportunity to review any and all aspects of this Agreement with the legal, tax or other advisor or advisors of such party's choice before executing this Agreement.

     4.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by and against Employee's heirs, beneficiaries and legal representatives. It is agreed that the rights ,and obligations of Employee may not be delegated or assigned except as specifically set forth in this Agreement. In the event of a sale of all or substantially all of the Company's capital stock, sale of all or substantially all of the Company's assets. or consolidation or merger of the Company with or into another corporation or entity or individual, the Company shall assign its rights and obligations under this Agreement to its successor-in-interest, and such successor-in-interest shall be deemed to have acquired all rights and assumed all obligations of the Company under this Agreement.

     4.10 COUNTERPARTS. This Agreement may be executed in counterparts and each counterpart, when executed, shall have the validity of a second original. Photographic or facsimile copies of any such signed counterparts may be used in lieu of the original for any purpose.

/s/Vance F. Kistler
Vance F. Kistler


UTOPIA MARKETING, INC.

By:/s/Samuel L. Edelman
    Samuel L. Edelman
    President







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